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                                       EXHIBIT 10.19



SUMMO USA CORPORATION
1100 DENVER CENTER BUILDING
1776 LINCOLN STREET, DENVER, COLORADO 80203
TELEPHONE: 303/861-5400 FAX: 303/861-0934


                                                 April 5, 1995



Mr. Robert A. Prescott
1587 Bermuda Dunes Drive
Boulder City, Nevada 89005



Dear Bob:


     This letter confirms your engagement as Vice President and General Manager of Summo USA Corporation, a wholly-owned subsidiary of Summo Minerals Corporation.

     Your annual salary will be $ 100,000.00 and we will provide a standard benefits package. We anticipate introducing a cash bonus scheme which you will both help design and participate in once the scheme is adopted. You will receive options to purchase 100,000 shares of Summo Minerals Corporation. The options will have a 5 year term and be priced in accordance with the requirements of the Vancouver Stock Exchange where Summo Minerals Corporation is currently listed.

     Your engagement will commence on April 24, 1995. We recognize that the development of the Lisbon Valley Project is critical to the ongoing success of the Corporation. We have agreed that should this project not proceed and your services no longer be required as a consequence, we will pay you one year's salary as a severance in these circumstances.

                                                  Very truly yours,



                                                  SUMMO USA CORPORATION


                                                  /s/ HUGH J. MATHESON
                                                  Hugh J. Matheson
                                                  President